Exhibit 10.7

INTEL CORPORATION

1997 STOCK OPTION PLAN

(Amended and Restated Effective July 16, 1997)

1.                                      PURPOSE

The purpose of this Intel Corporation 1997 Stock Option Plan (the “Plan”) is to advance the interests of Intel Corporation, a Delaware corporation (hereinafter “Intel”), by stimulating the efforts of non-officer employees who are selected to be participants by heightening the desire of such persons to continue in working toward and contributing to the success of Intel.  Stock options granted pursuant to this Plan are not incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.                                      DEFINITIONS

(a)                                  “Board of Directors” means the Board of Directors of Intel.

(b)                                 “Committee” means the Board of Directors and/or a committee of the Board of Directors acting pursuant to its authorization to administer this Plan under Section 4.

(c)                                  “Common Stock” means Intel Corporation’s Common Stock, par value $.001, as presently constituted, subject to adjustment, and including other securities, as provided in Section 8.

(d)                                 “Corporation” means Intel and its Subsidiaries and affiliates, unless the context otherwise requires.

(e)                                  “Plan” means the Intel Corporation 1997 Stock Option Plan.

(f)                                    “Subsidiary” means any corporation (other than Intel) in an unbroken chain of corporations beginning with Intel where each of the corporations in the unbroken chain other than the last corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(g)                                 “Immediate Family” means the spouse, children and grandchildren of the Participant (as defined in Section 5 hereof).

3.                                      COMMON STOCK SUBJECT TO THE PLAN AND TO OPTIONS

Subject to adjustment as provided in Section 8, the maximum number of shares of Common Stock which may be issued pursuant to this Plan shall not exceed 130,000,000 shares (as adjusted automatically by the Plan’s terms effective July 13, 1997, to reflect a stock split effected in the form of a stock distribution).

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Shares issued under this Plan may be authorized and unissued shares of Common Stock or shares of Common Stock reacquired by Intel.  All or any shares of Common Stock subject to an option which for any reason are not issued under an option may again be made subject to an option under the Plan.

4.                                      ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board of Directors and/or by a Committee of the Board of Directors of Intel, as appointed from time to time by the Board of Directors.  The Board of Directors shall fill vacancies on and from time to time may remove or add members to the Committee.  Notwithstanding the foregoing, unless otherwise restricted by the Board of Directors, the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of Intel (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant options under the Plan to Participants (as defined in Section 5 hereof), to determine all terms of such options, and/or to administer the Plan or any aspect of it.  Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.  The Committee shall act pursuant to a majority vote or majority written consent.

Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation: (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (b) to determine which persons are Participants, to which of such Participants, if any, an option shall be granted hereunder and the timing of any such option grants; (c) to determine the number of shares of Common Stock subject to an option and the exercise or purchase price of such shares; (d) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to an option, (e) to waive conditions to and/or accelerate exercisability of an option, either automatically upon the occurrence of specified events (including in connection with a change of control of the Corporation) or otherwise in its discretion; (f) to prescribe and amend the terms of option grants made under this Plan (which need not be identical); (g) to determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof; and (h) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any option granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation.

All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any option granted hereunder, shall be final and binding on all Participants and optionholders.  The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and

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interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.

5.                                      PARTICIPANTS

Any person who is an employee of the Corporation (a “Participant”) shall be eligible to be considered for the grant of an option hereunder unless such person is an “officer or director” as contemplated by Rule 4460 of the Nasdaq Stock Market’s National Market rules. No option shall be granted to any Participant if immediately after the grant of such option such Participant would own stock, including stock subject to outstanding options previously granted to him or her, amounting to more than five percent (5%) of the total combined voting power or value of all classes of stock of Intel. Any person designated by the Corporation as an independent contractor shall not be treated as an employee under the Plan.

6.                                      GRANT, TERMS AND CONDITIONS OF OPTIONS

Options may be granted at any time and from time to time prior to the termination of the Plan to Participants selected by the Committee.  However, subject to adjustment pursuant to Section 8, the aggregate number of shares of Common Stock subject to options granted under this Plan during any calendar year to any one Participant shall not exceed one percent (1%) of the number of shares of Common Stock outstanding on December 28, 1996.  No optionholder shall have any rights as a stockholder with respect to any shares of Common Stock subject to an option hereunder until said shares have been issued.  Options granted pursuant to the Plan need not be identical but each option shall be subject to the following terms and conditions:

(a)                                  Price:  The exercise price for each option shall be established by the Committee.  The exercise price shall not be less than the fair market value of the stock on the date of grant.  The exercise price shall be paid in full at the time of exercise.  The exercise price shall be paid in such form of consideration as the Committee in its discretion shall specify, which may but need not include, e.g., in cash, by loan (as described in Section 7), by payment under an arrangement with a broker where payment is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the option shares to the Corporation, by the surrender of shares of Common Stock owned by the optionholder exercising the option or issuable under an option held by the optionholder and having a fair market value on the date of exercise equal to the option price, or by any combination of the foregoing.

(b)                                 Duration and Exercise or Termination of Option:  Each option shall be exercisable in such manner and at such times as the Committee shall determine.  However, each option granted must expire within a period of

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not more than ten (10) years from the grant date.  The effective date of each option granted hereunder shall be the date on which the grant was made.

(c)                                  Suspension or Termination of Option:  The Chief Executive Officer, President, Chief Operating Officer, Vice President for Human Resources and General Counsel of the Corporation (any such person, an “Authorized Officer”) each may provide at any time (including after a notice of exercise has been delivered) and from time to time that the right to exercise an option may be suspended pending a determination by an Authorized Officer or the Committee on whether a Participant to whom the option was granted or an optionholder has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules; has made an unauthorized disclosure of any Corporation trade secret or confidential information; has engaged in any conduct constituting unfair competition; has induced any customer of the Corporation to breach a contract with the Corporation or any principal for whom the Corporation acts as agent to terminate such agency relationship; or has engaged in any other act or conduct proscribed by the Committee from time to time (any such act or conduct, individually or collectively, sometime hereinafter referred to as “Misconduct”). No person shall be entitled to exercise any option granted to a Participant or held by an optionholder if the Authorized Officer or the Committee, as the case may be, has determined such Participant or optionholder to have engaged in any Misconduct.

(d)                                 Conditions and Restrictions Upon Securities Subject to Options:  The Committee may provide that the shares of Common Stock issued upon exercise of an option shall be subject to such further conditions or agreements as the Committee in its discretion may specify prior to the exercise of such option, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise (including the actual or constructive surrender of Common Stock already owned by the Participant). The Committee may establish rules for the deferred delivery of Common Stock upon exercise of an option with the deferral evidenced by use of “Stock Units” equal in number to the number of shares of Common Stock whose delivery is so deferred. A “Stock Unit” is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock.  Stock Units represent an unfunded and unsecured obligation of the Corporation except as otherwise provided by the Committee.  Settlement of Stock Units upon expiration of the deferral period shall be made in Common Stock or otherwise as determined by the Committee.  The amount of Common Stock, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents.  Until a Stock Unit is so settled, the number of shares of Common Stock represented by a Stock Unit shall be

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subject to adjustment pursuant to Section 8.  Any Stock Units that are settled after the holder’s death shall be distributed to the holder’s designated beneficiary(s) or, if none was designated, the holder’s estate.

(e)                                  Transferability of Option:  Unless otherwise provided by the Committee and subject to the establishment of procedures by the Committee, each option shall be transferable only:

(1)                                  by will or the laws of descent and distribution, or

(2)                                  by gift to the Immediate Family, partnerships whose only partners are the Participant or members of the Immediate Family, limited liability companies whose only shareholders are the Participant or members of the Immediate Family, and trusts established solely for the benefit of the Participant or members of the Immediate Family.

The transferees described in this subsection ((e)) of Section 6 shall be referred to as “Permitted Transferees”.

Options are transferable only to the extent the options are exercisable at the time of transfer.  Any purported assignment, transfer or encumbrance that does not qualify under subsections (1) and (2) above shall be void and unenforceable against the Corporation.

The terms of stock options granted pursuant to this Plan shall apply to the beneficiaries, executors and administrators of the Participant and to Permitted Transferees (including the beneficiaries, executors and administrators of Permitted Transferees), including the right to agree to any amendment of the applicable option agreement, except that options transferred to Permitted Transferees shall not be transferable except by will or the laws of descent and distribution.

(f)                                    Cancellation:  The Committee may, at any time prior to exercise and subject to consent of the Participant, cancel any option previously granted and may or may not substitute in its place an option at a different price and different type under different terms or in different amounts.

(g)                                 Other Terms and Conditions:  Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.  No option, however, nor anything contained in the Plan shall confer upon any Participant any right to continue in the Corporation’s employ or service nor limit in any way the Corporation’s right to terminate his or her employment or service at any time.  Option grants may be evidenced by a written agreement and/or such other written arrangements as may be approved from time to time by the Committee.

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7.                                      LOANS

The Corporation may, in the sole discretion of the Committee, make loans for the purpose of enabling the Participant to exercise an option granted under the Plan and to pay the tax liability resulting from an option exercise under the Plan.  The Committee shall have full authority to determine the terms and conditions of such loans.  Such loans may be secured by the shares of Common Stock received upon exercise of such option.

8.                                      ADJUSTMENT OF AND CHANGES IN SECURITIES

(a)                                  If the outstanding securities of the class(es) then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or other securities, or if cash, property or shares or other securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Corporation are sold, then, unless the terms of such transaction shall provide otherwise, the maximum number and type of shares or other securities that may be subject to options and issued in accord with this Plan shall be appropriately adjusted.  The Committee shall determine in its sole discretion the appropriate adjustment to be effected pursuant to the immediately preceding sentence.  In addition, in connection with any such change in the class(es) of securities then subject to this Plan, the Committee may make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired pursuant to options theretofore granted under this Plan and the exercise price of such options, and including coordinate adjustments in the number of shares of Common Stock represented by Stock Units (as referred to in Section 6(d) hereof).

(b)                                 In the event that, otherwise than as provided in subsection (a) above, there shall be a change in the number or kind of the outstanding shares of Common Stock, or any other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, whether by reason of merger, consolidation or otherwise, then if the Committee, in its sole discretion, shall determine that such change equitably requires an adjustment to shares or other securities currently subject to options or Stock Units (as referred to in Section 6(d) hereof) or which may become subject to options under the Plan, or to prices or terms of outstanding options, such adjustment shall be made in accordance with such determination.  In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any option may be exercised or any Stock Unit may be settled and may

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provide for cancellation of any such accelerated option which is not exercised within a time prescribed by the Committee in its sole discretion.

(c)                                  No right to purchase fractional shares or fractions of other securities shall result from any adjustment in options pursuant to this Section.  In case of any such adjustment, the shares or other securities subject to the option shall be rounded down to the nearest whole share of Common Stock or equivalent other security, as the case may be.

9.                                      REGISTRATION, LISTING OR QUALIFICATION OF SECURITIES

In the event that the Committee determines in its discretion that the registration, listing or qualification of the shares of Common Stock issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the option, the option may not be exercisable or exercised in whole or in part unless such registration, listing, qualification, consent or approval has been unconditionally obtained.

10.                               TAX WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, a Participant or optionholder shall make arrangements satisfactory to the Committee for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or disposition of shares of Common Stock issued upon exercise of an option.  The Corporation shall not be required to issue shares of Common Stock or to recognize the disposition of such shares until such obligations are satisfied.  The Committee may permit these obligations to be satisfied by any means permitted under Section 6(a) for the payment of the exercise price of an option.

11.                               OPTION GRANTS BY SUBSIDIARIES

In the case of a grant of an option to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by Intel issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the optionholder in accordance with the terms of the option specified by the Committee pursuant to the provisions of the Plan.  Notwithstanding any other provision hereof, such option may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

12.                               EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

The Plan was adopted by Intel’s Board of Directors and became effective on January 15, 1997.  The Plan was amended and restated by the Board of Directors on July 16, 1997, to provide for limited transferability of options.

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Unless earlier suspended or terminated by the Board of Directors, or extended as provided below, no options may be granted after the tenth anniversary of the date the Plan is approved by the Board of Directors.  The Board of Directors or the Committee may from time to time extend the effective term of the Plan and otherwise amend the Plan as determined appropriate, without action by Intel’s stockholders except to the extent required by applicable law.  References in the Plan and in writings evidencing and setting the terms of option grants which refer to the Code or other applicable law shall also be deemed to refer to any applicable successor provisions thereof unless otherwise determined by the Committee. The Plan may be earlier terminated at such earlier time as the Board of Directors may determine. Termination and expiration of the Plan will not affect the rights and obligations arising under options theretofore granted and then in effect.

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INTEL CORPORATION 1997 STOCK OPTION PLAN

ADDITIONAL INFORMATION FOR AUSTRALIAN PARTICIPANTS

This discussion has been prepared by Intel Corporation’s (“Intel”) solicitors to enable employees who have not previously owned stock (sometimes also referred to as shares) in an offshore company to be provided with basic information in relation to the ownership and trading of Intel stock.

This discussion is relevant for employees participating in the 1997 Plan, who are Australian residents for tax purposes, or, though not resident in Australia for tax purposes, are eligible to participate in the Plan in relation to their employment in Australia.

THE OPTIONS

•                  The options are to acquire Intel Corporation common stock (“Stock”) in the future.  Stock are commonly termed shares in Australia.  The options are exercisable pursuant to the conditions set out in the Grant Agreement, which is offered under the Plan Rules.

•                  The exercise price of each option, which is for one unit of stock, is US$76.00.  You will need to pay this sum, in US dollars, on exercise.  On [date], the exercise price was equivalent to A$[________].  Exchange rates are likely to fluctuate between now and your exercise of the option.

•                  You may contact David Bolt at Intel Australia Pty. Ltd. on (02) 9935-5800 to obtain details of the applicable Australian Dollar equivalent of the exercise price.  Conversion rates are also shown daily in most newspapers.

•                  The Stock issued on exercise of the options will be quoted on NASDAQ.  A brief description of the NASDAQ National Market is given below.  The Stock will not be quoted on the Australian Stock Exchange.  To deal in the Stock, you will probably need to contact US stockbrokers.

•                  You will receive a copy of Intel’s annual report each year which describes Intel’s business.

•                  There are risks associated with purchasing stock in a company which you should consider before exercising your option.  Owning stock does involve risk.  There is no guarantee that a company’s share price will rise, or that it will pay dividends or issue new stock.  Share prices can fall.

•                  There are company specific risk factors which are described in the 10-K Statement.

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NASDAQ

The stock issued to participants in the Plan on exercise of the options will be quoted on the NASDAQ National market.  NASDAQ stands for National Association of Securities Dealers Automated Quotations.  It is an over-the-counter trading system for securities, which has a similar purpose to a stock exchange such as the Australian Stock Exchange.  It operates through a computer and telephone communications network.  NASDAQ is an inter-dealer system sponsored by the National Association of Securities Dealers and is the principal over-the-counter trading system in the US.  It is a computerized quotation and trading system consisting of thousands of computer terminals.

A listing with NASDAQ is voluntary.  NASDAQ requires that listed companies meet certain financial standards in terms of assets and shareholder’s equity.  Generally these requirements are somewhat lower than those of the New York Stock Exchange and the American Stock Exchange, the two national securities exchanges operating in the US.

TAXATION IMPLICATIONS OF THE AUSTRALIAN OFFER

This discussion is relevant for Participants who are residents of Australia for tax purposes, and those who though not Australian residents, are entitled to participate in the Plan as a result of services performed in Australia.  It assumes that no Australian Participant will hold more than five percent (5%) of Intel Common Stock, including Options, nor will control more than five percent (5%) of the votes which may be cast at a general meeting of Intel Corporation.

The following are the taxable events associated with the grant of Options and subsequent Stock dealings:

Grant of Options

The Options granted to you will be “qualifying rights” for Australian tax purposes and will not trigger a tax liability unless you elect to be taxed at grant.

If you elect to be taxed at grant then, you will be taxed on the deemed value of the Options in the year of grant.  The “value” of the Options is determined by reference to rules in the legislation.  It is a function of the market value of the Common Stock, the Option exercise price and the exercise period.  By way of example, an Option to acquire stock at a price equal to the “market value” of that stock on the day of grant of the Option, and which may be exercised within ten (10) years from the date of grant, will have a deemed market value on the date of grant of 18.4% of the exercise price.

If you make this election, then you will have no further tax liability until the Stock obtained on exercise of the Option is sold, or until dividends or bonus stock are received.

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It is recommended that you obtain professional tax advice before you elect to be taxed on the value of the Options at the date of grant.  Ordinarily it would not be in your interest to elect to be taxed on the grant.

Exercise of Options

If you do not make the election to be taxed at the time of grant of the Options, you will be taxed on the Options in the year in which they are exercised, subject to the rules below regarding leaving employment.

If you exercise the Options and continue to hold the Stock for thirty (30) days after exercise, then the amount brought to tax will be the deemed “market value” of the Stock acquired as at the date of exercise, less the exercise price.  The tax legislation sets out the formula for calculating this value.

The calculation of the amount brought to tax if the shares are sold on, or within thirty (30) days of the Options being exercised, is dealt with below.

In any event, you will need to include an amount in your tax return in the year in which the Option is exercised.

Subsequent Sale

If you sell the Stock received from the exercise of the Options on, or within thirty (30) days of, the date of the exercise of the Options, you will be subject to tax in the year in which the Options were exercised, on the consideration received for the sale of the Stock less the Option exercise price.

If the Stock received from the exercise of the Options is sold outside the thirty (30) day period from exercise, you also need to pay capital gains tax in the year of sale.  A taxable capital gain will arise in the year of sale if, and to the extent that, the sale price of the Stock exceeds the deemed “market value” of the Options at the date of exercise (the value on which tax was paid on exercise of the relevant Options) plus the exercise price.  This will ordinarily be the market value of the stock at the exercise date.  If the Stock is sold twelve (12) months or more from the date of exercise of the Options, the taxable capital gain will be adjusted to allow for inflation.

If you made the election to be taxed on the Options in the year of the grant, the taxable capital gain which will need to be included in your taxable income on the sale of the Stock will be calculated on the basis of the sale price of the Stock less the value of the Options at the date of grant (i.e., the sum which was taxed in the year of grant) and the Option exercise price.  The taxable capital gain will be adjusted to allow for inflation if the sale occurs twelve (12) months or more from the date of grant of the Options.

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Leaving Employment

You will have no tax liability in respect of those Options which are forfeited on termination of employment.  Further, any tax which you elected to pay on the grant of forfeited options may be refunded.

However, if you are still able to exercise the Options following termination and you had not elected to be taxed on the grant of the Options, you will be subject to tax in the year in which your employment terminates on the deemed “market value” of the Options at the date of termination of employment.  You will then suffer no more tax in relation to the Options or the Stock acquired on exercise until the Stock is sold (as described above), or dividends or bonus Stock is received.

If, however, the Options are exercised and the Stock is sold within thirty (30) days of termination of your employment, you will simply be taxed on the sale price less the Option (exercise) price, and will suffer no further tax in relation to the sale of the Stock under the capital gains tax regime.

Dividends

Generally, you will be subject to tax on dividends received in Australia.  The taxable sum will include the amount of US dividend withholding tax, deducted in the US before remission to you.

An Australian tax credit will be available for the US dividend withholding tax.  The credit will be limited to the lesser of the amount of US withholding tax and the Australian tax applicable to the relevant amount.

The Australian and Foreign Investment Regime

The Australian foreign Investment Fund (FIF) regime operates to tax Australian residents holding interests in certain foreign companies on the increase of value of that interest each year, whether or not realized.

The Common Stock of Intel Corporation is presently listed on NASDAQ and the FIF regime will not apply to your Intel Corporation holding.  Intel Corporation will advise you if this position changes.

Withholding and Reporting

Intel Corporation has no obligation to report the grant or exercise of your Options or stock to the Australian tax authorities or to withhold the proceeds of any exercise.  Accordingly, you will be solely responsible for reporting your gains to the Australian Taxation Office and paying any required taxes.

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Summary

This summary only briefly discusses the Australian tax consequences of benefits acquired under the Plan, based on law currently in effect.

Due to the complexities of, and possible changes to, the tax law you should seek professional tax advice.

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